UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

(as filed)

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

CALIFORNIA MICRO DEVICES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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July 17, 2007

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders on Friday, August 24, 2007, at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

The Board of Directors recommends that all stockholders vote for the election of the nominated directors, and for the other proposals presented in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you have given in your proxy card in the event you are unable to attend. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every stockholder vote. PLEASE send in your proxy card.

Very truly yours,

/s/ Wade Meyercord
Wade Meyercord Chairman of the Board

This proxy statement is first being mailed to stockholders on or about July 24, 2007
CALIFORNIA MICRO DEVICES CORPORATION
490 North McCarthy Boulevard, #100
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of California Micro Devices Corporation, a Delaware corporation (the “Company”), will be held on Friday, August 24, 2007 at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

The items of business are:

1.	To elect six directors of the Company, to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accountants for the fiscal year ended March 31, 2008.

3.	Such other matters as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice.

Only stockholders of record at the close of business on June 30, 2007, will be entitled to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy card.

Sincerely,

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg Secretary

Milpitas, California

July 17, 2007

CALIFORNIA MICRO DEVICES CORPORATION

PROXY STATEMENT

I.    GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Micro Devices Corporation, a Delaware corporation (“we,” “us,” “CMD,” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the McCarthy Conference Center at 690 North McCarthy Boulevard, Milpitas, California, on Friday, August 24, 2007, at 2:00 p.m., and any postponement or adjournment thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying form of proxy (the “Proxy Card”) are being mailed to stockholders on or about July 24, 2007. Whether or not you expect to attend the Annual Meeting in person, the Board of Directors requests that you complete and return your Proxy Card for use at the Annual Meeting and any adjournments thereof.

PROXY STATEMENT.    This Proxy Statement consists of Sections I through VI, and contains two proposals. These Sections are intended to be read and understood together as one document. Please carefully read each section.

WHO CAN ATTEND THE ANNUAL MEETING.    Only stockholders of record of Common Stock issued by the Company at the close of business on June 30, 2007, the Record Date for the Annual Meeting, or their valid proxy holders, are entitled to notice of and to vote at the Annual Meeting.

QUORUM AT THE ANNUAL MEETING.    As of the Record Date, CMD had issued and outstanding 23,200,110 shares of voting Common Stock. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a vote by stockholders at the Annual Meeting are provided under “Approval of Proxy Statement Items,” and the relevant proposals.

VOTING.    Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted.

SUBMISSION OF PROXY CARD.    You are urged to mark, sign and date the Proxy Card and return it in the prepaid reply envelope provided for such purpose. THIS WILL IN NO WAY AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. A stockholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

The number of shares designated on the Proxy Card represents the total number of shares held in your name on the Record Date. If you receive more than one proxy card in separate mailings it is an indication that your shares are registered differently in more than one account. All Proxy Cards received by you should be signed and mailed by you to ensure that all your shares are voted.

VOTING BY PROXY CARD.    When you vote by Proxy Card, the following procedure will apply:

To vote by Proxy Card, please cast your vote FOR or AGAINST any proposal by marking the appropriate box. Sign your Proxy Card where indicated, and return it in the enclosed prepaid envelope. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions.

IF YOU DO NOT VOTE FOR OR AGAINST A PROPOSAL OR ABSTAIN, AND YOU RETURN YOUR SIGNED PROXY CARD, YOU WILL HAVE VOTED FOR PROPOSAL 2 AND FOR THE NOMINEES RECOMMENDED.    If you wish to vote in accordance with the Board of Directors’ recommendations, simply sign, date and return your Proxy Card in the envelope provided.

OTHER MATTERS.    As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the above items.

PROXY SOLICITATION.    Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians (the “Named Holders”) holding shares in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company or by an independent proxy solicitation firm hired for this purpose. No additional compensation will be paid to any Company employee, officer, or director for such services. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary out-of-pocket expenses that are not expected to exceed $25,000 in the aggregate.

CONDUCT OF THE ANNUAL MEETING.    The Annual Meeting will be conducted in accordance with those procedures established by the Chairman of the Board of Directors. The Annual Meeting will proceed in the same order as the Proposals set out below.

PROCEDURE FOR DIRECTOR NOMINATIONS BY STOCKHOLDERS.    The By-Laws of the Company require advance notification of the intent of any stockholder to nominate a person for the position of Director of the Company. The Nominating and Corporate Governance Committee may also consider nominees timely proposed by the stockholders in recommending the nominees for director.

Nominees for election to the Board of Directors are recommended by the Nominating and Corporate Governance Committee of the Board; nominations may also be made by any stockholder of record who complies with the following provisions. Stockholder nominations shall be made pursuant to written notice to the Secretary of the Company delivered or received at 490 North McCarthy Boulevard, #100, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Nominations for election to the Board at our 2008 Annual Meeting of Stockholders must be received no later than March 26, 2008. Such notice shall set forth (i) as to each person whom the stockholder proposed to nominate for election or re-election as director (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (D) a statement as to the person’s citizenship, (E) a description of all arrangements or understandings between the person and the nominating stockholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Company if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the stockholder giving notice, (A) the name and record address of the stockholder and (B) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

PROCEDURE FOR STOCKHOLDERS TO MAKE PROPOSALS.    In order for a stockholder of record to propose business to be included in our Proxy Statement for the 2008 Annual Meeting of Stockholders or presented at the 2008 Annual Meeting, in addition to other requirements, such stockholder must give written notice to the Secretary of the Company delivered or received at 490 North McCarthy Boulevard, #100, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to stockholders in connection with this year’s annual meeting. Proposals that are intended to be presented at our 2008 Annual Meeting of Stockholders must be received no later than March 26, 2008. Such notice shall set forth (A) a brief description of the business desired to be brought before the meeting, (B) the name and record address of the stockholder proposing such business, (C) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any such other information concerning the stockholder making such proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

APPROVAL OF PROXY STATEMENT ITEMS.    Only stockholders of record of the Company’s Common Stock as of the close of business on June 30, 2007 (the “Record Date”), are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon. An inspector of election, appointed by the Company, will count votes cast at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of our outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Abstentions and broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the Annual Meeting, but are not deemed to be present or represented for purposes of determining whether stockholder approval of a proposal has been obtained.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger number of votes. The six nominees who receive the most votes will be elected as directors; votes cast against the director or withheld also have no legal effect. Many brokers are subject to rules which prohibit them from voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters but such rules do not prohibit the brokers to vote in the election of directors and on Proposal 2 related to ratification of accountants in the absence of such instructions if and as they choose.

Proposal 2 submitted to the stockholders in the enclosed proxy must be approved by the affirmative vote of a majority of the shares represented in person or by proxy and voting on the proposal. In determining whether Proposal 2 has been approved, abstentions and broker non-votes are not counted as votes for or against the proposal or in the calculation of total votes cast.

II.    MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

ELECTION OF SIX DIRECTORS

(PROPOSAL NO. 1)

Your Board Recommends a Vote “FOR” the Election of

Robert V. Dickinson, Wade F. Meyercord, Dr. Edward C. Ross,

Dr. David W. Sear, Dr. John L. Sprague and David L. Wittrock as Directors

Six directors are to be elected to serve until the next annual meeting of stockholders and until the election and qualification of their successors. The Company’s By-Laws provide for not less than five, nor more than nine, authorized directors, with the number of directors currently fixed at six. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below. In the event that a nominee should be unavailable for election, such shares will be voted for the election of such substitute nominee as the Board may propose. All persons nominated for election have agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the six persons listed below for election at the Annual Meeting. All six of the nominees are current directors of the Company: Robert V. Dickinson, Wade F. Meyercord, Dr. Edward C. Ross, Dr. David W. Sear, Dr. John L. Sprague and David L. Wittrock.

Brief biographies of the nominees are set out below. Additional information regarding their stock ownership and compensation can be found below under Sections III and IV.

The following table sets forth the names, ages, and principal occupations for the periods indicated and other directorships of each of the nominees.

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Robert V. Dickinson	65	Mr. Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief Executive Officer, from 1987 to 1988. Mr. Dickinson has also served as a Director of Transmeta Corporation, a semiconductor company, since May 2005 and currently is a member of its Audit and Compensation Committees.	2001

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Wade F. Meyercord	66	Mr. Meyercord has been Chairman of the Board since 1994 and a Director since December 1992. Mr. Meyercord has been President of Meyercord & Associates, Inc., a consulting firm, since 1987. From 1999 to 2002, he was Senior Vice President, Finance and Administration, and Chief Financial Officer of Rioport, Inc., an applications service provider for digital music distribution. Previously he was Senior Vice President of Diamond Multimedia Systems, Inc., a multimedia and connectivity products company, from 1997 to 1999, and Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a Director and member of the Audit Committee and Nominating and Corporate Governance Committee of Microchip Technology, Incorporated, a semiconductor manufacturer, and a Director, Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee of Endwave Corporation, a supplier of RF subsystems for broadband wireless devices.	1992

Dr. Edward C. Ross	65	Dr. Ross has been a Director since June 2002. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd., a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross is a Director of RAE Systems, Inc., a manufacturer of scientific instruments and networked instrumentation, of Volterra Semiconductor, Inc., a semiconductor manufacturer, and of Open Silicon, Inc., a semiconductor manufacturer.	2002

Dr. David W. Sear	62	Dr. Sear has been a Director since December 2003. He currently is an independent consultant. Previously he was Chief Executive Officer of Forte Design Systems, an EDA software provider, from January 2006 through December 2006, and previously was the Chief Executive Officer of NeoAxiom, Inc., a semiconductor manufacturer, from February 2004 through December 2005. Prior to joining NeoAxiom, Dr. Sear was an independent consultant from April 2003 to February 2004. Dr. Sear also served as Chief Executive Officer of Optics Networks from January 2002 to March 2003. Previously, he served as President and Chief Executive Officer of Vaishali Semiconductor (1999 to 2002), President and Chief Operating Officer of Quality Semiconductor (1997 to 1999), President and Chief Executive Officer of Integrated Circuit Systems (1994 to 1997), President and Chief Operating Officer of Catalyst Semiconductor (1991 to 1994), as well as senior management positions with Fujitsu Microelectronics (1987 to 1991) and ICI Array Technology (1984 to 1987).	2003

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Dr. John L. Sprague	77	Dr. Sprague has been a Director since July 1996 and previously from January 1994 until July 1995. He is a consultant and was President of John L. Sprague Associates, a consulting company, from 1988 through 2002. He was President and Chief Executive Officer of Sprague Electric Company, a manufacturer of electronics components, from 1981 to 1987, and served in various technical and operations positions with that company from 1959 to 1981. Dr. Sprague is a Director of MRA Labs, a research and development and electronic materials company.	1996

David L. Wittrock	53	Mr. Wittrock has been a Director since June 2003. Mr. Wittrock has been in private practice as a tax and financial consultant to high-technology and healthcare companies since October 2002. Previously, he was Vice President, Finance and Business Affairs for Rioport, Inc., an applications service provider for digital music distribution, from 2000 through September 2002, and was a tax partner at KPMG, LLP from 1988 to 1999.	2003

There are no family relationships among any of the directors, nominees, and executive officers.

Required Vote

The nominees for director who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the six nominees.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL NO. 2)

Your Board Recommends a Vote “FOR” the Ratification of

Grant Thornton LLP as the Company’s Independent Registered Public Accountants

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has appointed Grant Thornton LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Grant Thornton has audited our financial statements starting with fiscal years 2004.

Representatives of the firm of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton as the Company’s independent accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if the Audit Committee determines that such a change could be in the best interests of the Company and its stockholders. The table below shows the fees billed for fiscal 2007 and 2006 by Grant Thornton, as the principal accountant retained to audit the Company’s financial statements, categorized as audit fees, audit-related fees, tax fees, and all other fees.

Audit and Non-Audit Fees

	2006	2007
Audit Fees	$661,638	$620,220
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	89,485

Total	$661,638	$709,705

Audit fees consist of the aggregate fees billed for the audit of the Company’s annual financial statements, including amounts related to the audit of management’s assessment on the effectiveness of the Company’s internal controls over financial reporting, and for the review of the financial statements included in the Company’s quarterly reports of Form 10-Q. Audit-related fees are fees billed for assurance and related services reasonably related to the performance of the audit or review of the financial statements but which are not included as audit fees. Tax fees are fees billed for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

Our Audit Committee approves the terms and fees of 100% of the audit and permissible non-audit services by our independent accountants in advance of the provision of any such services.

Required Vote

Ratification will require the affirmative vote of a majority of the shares represented in person or by proxy and voting on this Proposal 2. In determining whether this Proposal 2 has been approved, abstentions and broker non-votes are not counted as votes for or against this proposal or in the calculation of total votes cast.

III.    MANAGEMENT AND SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

Directors and Executive Officers of the Registrant

The following table sets forth certain information concerning the Company’s current directors and executive officers as of June 30, 2007. For information regarding our Directors’ principal occupations and directorships, please see Proposal No. 1 above.

Name	Age	Position
Robert V. Dickinson	65	President, Chief Executive Officer and Director

Kyle D. Baker	43	Vice President, Marketing

Juergen Lutz	48	Vice President, Engineering

Manuel H. Mere	62	Vice President, Operations and Information Systems

Kevin J. Berry	57	Chief Financial Officer

David A. Casey	47	Vice President, Sales

Wade Meyercord(1), (2), (3)	66	Chairman of the Board

Dr. Edward C. Ross(1), (3)	65	Director

Dr. David W. Sear(3)	62	Director

Dr. John L. Sprague(1), (2)	77	Director

David L. Wittrock(2)	53	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee

Robert V. Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief Executive Officer from 1987 to 1988. Mr. Dickinson has also served as a Director of Transmeta Corporation, a semiconductor company, since May 2005 and currently is a member of its Audit and Compensation Committees.

Kyle D. Baker has been our Vice President, Marketing since August 2001. Previously, he was Vice President of Marketing of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, from January 2001 to August 2001 and was Senior Director of Marketing at Candescent Technologies, a flat panel display company, from 1998 to January 2001. He also held a number of other marketing management positions with Cirrus Logic from 1994 through 1998. Prior to Cirrus Logic, he served in marketing and sales management roles at Western Digital and Proctor & Gamble.

Juergen Lutz has been our Vice President, Engineering since July 2005. Prior to CMD, Mr. Lutz served as Vice President, Integrated Circuit Engineering for Cirrus Logic Inc., a semiconductor manufacturer, from 1994 through June 2005 where he was responsible for all mixed signal product developments of the company, including audio DSP and ARM based SoC processors. He also had a brief stint as Vice President of Engineering at Alien Technology, an RFID semiconductor company for supply chain management, from June, 2005, through July 2005. Prior to Cirrus Logic he also worked with Micronas, LSI Logic and AT&T Bell Labs.

Manuel H. Mere has been our Vice President, Operations and Information Technology since March 2006. Previously, he was our Vice President, Supply Chain Management since February 2002, and our Vice President and General Manger, Milpitas starting in January 1998. Prior to that, he was Vice President, Operations, at Silicon Storage Technology; our Director of Thin Film Operations; Vice President of Manufacturing for Cypress Semiconductor for its San Jose, California plant and subsequently for its Bangkok, Thailand plant; and Vice President of Operations for Xicor. Prior to Xicor he held engineering management positions at IBM, National Semiconductor and Harris Semiconductor.

Kevin J. Berry has been our Chief Financial Officer (on either an interim or regular basis) since March 2006. From January 2005, through July 2006, Mr. Berry served as consulting CFO for multiple technology companies. Previously, from May 2000 through January 2005, Mr. Berry was Vice President, Finance, and CFO for SteelEye Technology, a privately held business software company. Previously, he has served as Vice President, Finance, and CFO for ConnectInc.com and Award Software International, where he led its IPO.

David A. Casey has been our Vice President, Sales since November 2005. From June 2003, through October 2005 he had served as Vice President of Worldwide Sales at Alliance Semiconductor. Prior to Alliance, Mr. Casey served in a number of management positions at Hitachi Semiconductor (America) over a twelve year period, most recently as Vice President of Sales and Marketing for their Memory and Mixed Signal Business Unit from December 2000 through May 2003.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of June 30, 2007, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers (as defined below under “Executive Compensation”); and (iv) all directors and executive officers as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them. Also except as otherwise noted, the address of each such person or entity is 490 North McCarthy Boulevard, #100, Milpitas, California 95035. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by each person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2007, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of Company shares outstanding as of June 30, 2007, was 23,200,110.

Beneficial Owner(1)	Shares Beneficially Owned	Percent
FMR Corp. and Edward C. Johnson, III(2) 82 Devonshire Street Boston, MA 02109	2,082,300	8.98%
Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, NY 10019	1,804,200	7.78%
T. Rowe Price Associates, Inc.(4) P.O. Box 17630 Baltimore, MD 21297-1630	1,667,000	7.19%
S Squared Technology, LLC(5) 515 Madison Avenue New York, NY 10022	1,234,000	5.32%
Robert V. Dickinson(6)	659,062	2.76%
Kyle D. Baker(7)	226,275	*
Juergen Lutz(8)	87,500	*
Kevin J. Berry(9)	48,750
Manuel Mere(10)	133,402	*
Wade F. Meyercord(11)	96,450	*
Dr. Edward C. Ross(12)	33,500	*
Dr. David W. Sear(13)	30,000	*
Dr. John L. Sprague(14)	62,000	*
David L. Wittrock(15)	26,000	*
Directors and Executive Officers as a group (11 persons)(16)	1,545,604	6.26%

*	Less than 1%.
(1)	Except as noted below, based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission.
(2)

Based solely on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on May 10, 2007, by FMR Corp. Consists of 2,213,621 shares beneficially held by Fidelity Management & Research Company for which voting power resides with the Board of Trustee’s of Fidelity Management & Research Company and for which FMR Corp. and Edward C. Johnson III, its chairman of the board, each has sole dispositive power; 194,200 shares beneficially owned by Pyramis Global Advisors Trust Company for which sole voting and dispositive power resides with each of FMR Corp and Edward C. Johnson,

III; and 3,800 shares beneficially held by Fidelity International Limited for which it has sole voting and dispositive power, with partnerships affiliated with Edward C. Johnson, III having control of 47% of its votes.

(3)	Information based on a Schedule 13G/A filed with the SEC by Royce & Associates, LLC on January 18, 2007, as updated by Schedule 13F/A filed on May 9, 2007 for its holdings as of March 31, 2007. Royce & Associates, LLC is a registered investment adviser under the Investment Advisers Act of 1940.
(4)	Information based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Price Fund”) on February 13, 2007, as updated by Schedule 13F filed by T. Rowe Price Associates on May 23, 2007, for its holdings as of March 31, 2006. T. Rowe Price Associates, which serves as investment adviser, has the power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Fund, as well as shares owned by certain other individual and institutional investors. T. Rowe Price Fund has sole voting power over 1,600,000 of these shares and T. Rowe Price Associates has sole voting power of 67,000 of these shares and sole dispositive power over all 1,667,000 of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates may be deemed to be the beneficial owner of these 1,667,000 shares, including the shares owned by T. Rowe Price Fund, of which T. Rowe Price Associates expressly disclaims beneficial ownership. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(5)	Information based on a Schedule 13F filed with the SEC by S Squared Technology, LLC on May 13, 2007 for its holdings as of March 31, 2007.
(6)	Consists of 20,000 shares held by The Dickinson Family 1984 Trust, for which Mr. and Mrs. Dickinson are trustees, and 639,062 shares subject to options exercisable within 60 days of June 30, 2007.
(7)	Includes 224,275 shares subject to options exercisable within 60 days of June 30, 2007.
(8)	Includes 87,500 shares subject to options exercisable within 60 days of June 30, 2007.
(9)	Includes 48,750 shares subject to options exercisable within 60 days of June 30, 2007.
(10)	Includes 130,150 shares subject to options exercisable within 60 days of June 30, 2007.
(11)	Includes 65,000 shares subject to options exercisable within 60 days of June 30, 2007.
(12)	Includes 32,500 shares subject to options exercisable within 60 days of June 30, 2007.
(13)	Consists of 30,000 shares subject to options exercisable within 60 days of June 30, 2007. Of these 30,000 shares, 5,625 shares have a resale restriction upon exercise that lapses quarterly over the next three quarters.
(14)	Includes 55,000 shares subject to options exercisable within 60 days of June 30, 2007.
(15)	Includes 22,500 shares subject to options exercisable within 60 days of June 30, 2007.
(16)	Includes 1,472,237 shares subject to options exercisable within 60 days of June 30, 2007. Of these 1,472,237 shares, 5,625 have a resale restriction upon exercise that lapses quarterly over the next three quarters and 70,313 have a resale restriction upon exercise that lapses over the next two and one-third years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all our officers, directors, and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

IV.    CORPORATE GOVERNANCE—OFFICERS AND DIRECTORS

Director Independence

The Board has determined that all of our Board members, except Mr. Dickinson, are “independent” as defined by applicable listing standards of The Nasdaq Stock Market and SEC rules.

Audit Committee Financial Expert

The Board has determined that each of David L. Wittrock, Wade F. Meyercord and Dr. John L. Sprague is an “audit committee financial expert” for purposes of the SEC’s rules.

Board Meetings and Committees

During the fiscal 2007, the Board of Directors of the Company had an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee consists of David L. Wittrock (Chairman), Wade F. Meyercord and Dr. John L. Sprague. On behalf of the Board of Directors, the Audit Committee generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. Other specific duties and responsibilities are to retain the Company’s independent accountants, review the arrangements for and scope of the audit by the Company’s independent accountants, approve all audit and non-audit services, monitor the independent accountant’s independence, meet with the independent accountants and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s written charter, a copy of which is available on the Company’s website, www.cmd.com. The Audit Committee held eight meetings during fiscal 2007.

The Compensation Committee’s principal functions are to recommend to the independent Board members the compensation of our Chief Executive Officer, to set the compensation of other executive officers of the Company considering the recommendation of our Chief Executive Officer, to oversee the administration of the Company’s stock plans, and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. The Compensation Committee serves as the Stock Option Plan Committee. In addition, the Committee reviews and approves recommendations regarding changes in compensation of non-employee directors. See also “Compensation Committee Report.” The Compensation Committee currently consists of Dr. John L. Sprague (Chairman), Wade F. Meyercord and Dr. Edward C. Ross. The Compensation Committee held six meetings during fiscal 2007. The Compensation Committee has a written charter that has been approved by the Board of Directors, a copy of which is available on the Company’s website, www.cmd.com.

The Nominating and Corporate Governance Committee’s principal functions are to oversee corporate governance and to recommend nominees for election to the Board and for service on the Board’s committees. The Nominating and Corporate Governance Committee is also charged to conduct or oversee the Board’s self assessment, which is typically conducted annually. The Nominating and Corporate Governance Committee consists of Wade F. Meyercord (Chairman), Dr. Edward C. Ross and Dr. David W. Sear, all of whom are independent as defined in rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held four meetings during fiscal 2007. The Nominating and Corporate Governance Committee has a written charter that has been approved by the Board of Directors, a copy of which his available on the Company’s website, www.cmd.com.

During fiscal 2007, the Board of Directors held a total of five meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which such directors serve. The independent directors regularly meet in executive session without management present.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and preferably multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for the CEO to participate as a member of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. Once identified, candidates are initially interviewed by the Chairman of the Nominating and Corporate Governance Committee and our Chief Executive Officer, and then by all members of the Nominating and Corporate Governance Committee and at least one additional officer of the Company and the Chairman of the Board.

The Nominating Committee will consider nominees proposed timely by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the Secretary of the Company, 490 North McCarthy Boulevard, #100, Milpitas, CA 95035. See “General Information—Procedure for Director Nominations by Stockholders.”

Board of Directors Interaction with Stockholders

The Company provides for a process for stockholders to communicate with the Board. Stockholders may send written communications to the attention of the Board, specific Board member or committee, in care of California Micro Devices Corporation, Attention: Kevin J. Berry, 490 North McCarthy Blvd., #100, Milpitas, California 95035. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Mr. Berry will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Board Attendance at Annual Meetings

Although the Company does not have a formal policy regarding Board attendance at annual meetings of stockholders, all Board members are expected to attend. All members of the Board attended the 2006 annual meeting that was held on August 24, 2006.

Director Compensation

Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee. The Chairman of the Board receives an annual retainer of $50,000 and all other non-employee directors receive an annual retainer of $10,000. In addition, each non-employee director receives $1,000 per meeting attended in person, $500 per meeting attended telephonically and $500 for attending the annual meeting of stockholders. Members of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee also receive $2,000, $5,000 and $2,000 per year, respectively. In addition, the Chairman of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee receives $3,000, $5,000 and $3,000 per year, respectively. The Company also reimburses the directors for their out-of-pocket expenses.

The non-employee directors are entitled to stock option grants under the provisions of the 2004 Omnibus Equity Incentive Plan, or the “2004 Plan.” The 2004 Plan is designed to automatically grant options to non-employee directors. A director joining the Board for the first time receives an option for 15,000 shares. Each director who has served at least six months and is reelected at an Annual Meeting is entitled to receive a grant of an option for 10,000 shares as of the date of the Annual Meeting. The term of an option granted under the plan may not exceed ten years. Each option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the next twelve full calendar quarters thereafter. The exercise price for non-statutory options granted to non-employee directors under the 2004 Plan shall be the fair market value of a share of the Company’s Common Stock on the date of grant.

Fiscal 2007 Non-Executive Director Compensation Table

The following chart shows the compensation paid to each non-employee directors for their service in fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total ($)
Wade Meyercord	77,500	25,000	102,500
Dr. Edward C. Ross	17,500	25,000	42,500
Dr. David W. Sear	17,500	25,000	42,500
Dr. John L. Sprague	24,500	25,000	49,500
David L. Wittrock	27,500	25,000	52,500

(1)	The amounts listed under “Fees Earned or Paid in Cash” are based on actual payments made to our non-employee directors which include the standard Board retainer fee of $10,000 per year, a committee chair fee of $5,000 for chairing the Audit Committee and $3,000 for chairing the Compensation or Nominating and Corporate Governance Committee, an annual retainer for the Chairman of the Board of $50,000, and a standard attendance fee of $1,000 for each meeting attended in person, $500 for each meeting attended telephonically and $500 for attending the annual meeting of stockholders.
(2)	Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2007 and prior years recognized for financial statement reporting purposes for fiscal year 2007 calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” or “SFAS 123R”. In our calculations per SFAS 123R we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.
(3)	Each director was granted 10,000 options under the 2004 Plan on August 24, 2006. The grant date fair value of each option computed in accordance with SFAS 123R is $23,000. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.
(4)	The number of options held at fiscal year end by the directors are as follows: Mr. Meyercord—90,000; Dr. Ross—47,500; Dr. Sear—45,000; Dr. Sprague—80,000; and Mr. Wittrock—37,500.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Company’s Board of Directors is a former or current officer of employee of the Company or any of its subsidiaries. Currently, no executive officer of the Company or any member of the Compensation Committee of the Company’s Board of Directors has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct that applies to all employees. A copy of the code of ethics is available, free of charge, at our website at www.calmicro.com.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Our executive officers typically joined the Company under the terms of offer letters which specified that their employment was at will and which detailed their compensation, including initial stock option grants. In some instances there were provisions that dealt with severance and/or option acceleration in the event of a change of control. Except for the Company’s CFO, Kevin Berry, whose offer letter was more detailed in these regards, all of the offer letter provisions regarding severance or option agreements have been replaced by new agreements described below under “Executive Compensation—Severance Contracts and Change of Control Agreements”. Like all of our employees, our executive officers are parties to an Employment, Confidentiality, and Intellectual Property Agreement with the Company providing for their employment to be at will, for them not to disclose our confidential information to third parties or to use it other than for the benefit of the Company, and for them to assign inventions they make to the Company.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

The Audit Committee is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of NASDAQ and each of whom is an “audit committee financial expert” for purposes of the SEC’s rules. The current members of the Audit Committee are David L. Wittrock, Chairman, and Wade F. Meyercord and Dr. John L. Sprague. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors in May, 2006.

On behalf of the Board of Directors, the Audit Committee retains the Company’s independent accountants, reviews the arrangements for and scope of the audit by the Company’s independent accountants and their independence, and oversees generally the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, both separately and together, including to discuss with the independent accountants the overall scope and plans for their respective audits. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements and critical accounting policies with management and the independent accountants. The Audit Committee discussed with the independent accountants the results of their examinations, their evaluations of the Company’s internal control, the overall quality of the Company’s financial reporting, and matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as modified or supplemented, including the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in the financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by the Independence Standards Board, including its Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with the independent accountants that firm’s independence from management and the Company, including the matters in such written disclosures.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, for filing with the SEC. The Audit Committee and the Board of Directors have also approved, subject to stockholder ratification, the selection of the Company’s independent accountants.

AUDIT COMMITTEE

David L. Wittrock, Chairman

Wade F. Meyercord

Dr. John L. Sprague

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 31, 2007, including the 2004 Omnibus Incentive Compensation Plan, the 1995 Employee Stock Option Compensation Plan, the 1995 Non-Employee Directors’ Stock Option Plan, and the 1995 Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,493,290	$5.96	1,811,000
Equity compensation plans not approved by security holders(2)	818,000	$7.42	—

Total	4,311,290	$6.24	1,811,000

(1)	The number of securities available for future issuance as of March 31, 2007 included 443,000 shares of Common Stock available for issuance under our 1995 Employee Stock Purchase Plan, 1,344,000 under our 2004 Omnibus Incentive Compensation Plan and 24,000 under our 1995 Employee Stock Option Compensation Plan. See Note 17 of Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for a description of our equity compensation plans.
(2)	Includes options to purchase 475,000 shares of Common Stock granted to executive officers and options to purchase 343,000 shares of Common Stock granted to former employees of Arques Technology. See Note 17 of Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for a description of our equity compensation plans that do not require the approval of, and have not been approved by, our stockholders.

V.    EXECUTIVE COMPENSATION

Fiscal 2007 Summary Compensation Table

The following table sets forth information regarding compensation earned for services rendered during fiscal 2007 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of March 31, 2007, whom we refer to collectively as our “named executive officers”.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Option Awards (2)($)	All Other Compensation ($)		Total Compensation ($)
Robert V. Dickinson President and Chief Executive Officer	2007	363,800		61,405	334,938	17,364	(3)	777,507

Kevin Berry, Chief Financial Officer(1)	2007	168,077	(1)	33,397	108,951	76,729	(1)	387,154

Juergen Lutz VP Engineering	2007	231,889		25,994	182,085	62,790	(4)	502,758

Kyle Baker VP Marketing	2007	230,000		25,882	141,981	7,864		405,727

Manuel Mere VP Operations and Information Systems	2007	210,808		23,630	125,145	11,490		371,073

(1)	Kevin Berry served as consultant and interim CFO to the Company from March 16, 2006, through July 10, 2006, at which time he became our employee and CFO. His wages from July 11, 2006, through March 31, 2007, are shown under the column “Salary” while his consulting fees from April 1, 2006, through July 10, 2006, of $75,840 are shown under the column “All Other Compensation”.
(2)	Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2007 and prior years recognized for financial statement reporting purposes for fiscal year 2007 calculated in accordance with SFAS 123R. In our calculations per SFAS 123R, we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.
(3)	This includes $10,669 in life insurance premiums.
(4)	This includes $24,840 for reimbursement of relocation expenses and $21,105 of gross-up of such reimbursement for the officer’s payment of income taxes on such reimbursement

Fiscal Year 2007 Grants of Plan-Based Awards Table

The following table shows information regarding stock option awards we granted to the named executive officers during the fiscal year ended March 31, 2007. The options granted to our named executive officers in fiscal year 2007 were granted under our 2004 Omnibus Equity Incentive Plan, or the “2004 Plan”.

	Option Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(2)($)
Name		Threshold ($)	Target ($)	Maximum ($)
Robert V. Dickinson	8/23/2006	0	218,280	436,560	125,000	4.37	292,500
Kevin Berry(3)	7/10/2006	33,397	66,794	133,588	175,000	3.67	344,750
Juergen Lutz	8/23/2006	0	92,756	185,500	50,000	4.37	117,000
Kyle Baker	8/23/2006	0	92,000	184,000	50,000	4.37	117,000
Manuel Mere	8/23/2006	0	84,323	168,646	50,000	4.37	117,000

(1)	Exercisable as to 25% of the underlying shares on the first anniversary of the grant date, with 6.25% vesting each additional three months thereafter over the following three years. The option has a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)	The value of the option awards is based on the fair value as of the grant date of the award calculated in accordance with SFAS 123R. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.
(3)	Mr. Berry joined as a full-time employee on July 11, 2006. His bonus was pro-rated accordingly. Mr. Berry’s offer letter provided that he would receive a minimum bonus for fiscal 2007 which was no less than 50% of the target bonus. He received an option when he joined but did not receive a follow-on option at the time of the annual meeting as did the other named executive officers.

Outstanding Equity Awards At Fiscal Year-End 2007

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of March 31, 2007:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Sh)	Option Expiration Date
Robert V. Dickinson	350,000	0	6.40	4/16/2011
President and Chief Executive Officer	70,312	0	5.00	8/7/2012
	93,750	56,250	5.95	8/12/2014
	56,250	93,750	6.64	8/25/2015
	0	125,000	4.37	8/23/2016

Kevin Berry	5,000	0	7.11	3/17/2016
Chief Financial Officer	0	175,000	3.67	7/10/2016
Juergen Lutz	56,250	93,750	6.83	7/27/2015
VP Engineering	0	50,000	4.37	8/23/2016

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Sh)	Option Expiration Date
Kyle Baker	100,000	0	8.05	8/6/2011
VP Marketing	30,000	0	5.06	8/6/2012
	6,775	0	4.50	1/22/2013
	31,250	18,750	5.95	8/12/2014
	28,126	46,874	6.64	8/25/2015
	0	50,000	4.37	8/23/2016

Manuel Mere	25,000	0	12.50	11/2/2010
VP Operations and IS	23,500	0	6.70	8/20/2011
	6,650	0	5.06	8/6/2012
	25,000	15,000	5.95	8/12/2014
	24,376	40,624	6.64	8/25/2015
	0	50,000	4.37	8/23/2016

(1)	All options listed in this table become exercisable as to 25% of the underlying shares on the first anniversary of the grant date, with 6.25% vesting each additional three months thereafter over the following three years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of ten years, so their grant date is ten years prior to the expiration date shown in the far right column. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Fiscal Year 2007 Option Exercises

During fiscal 2007, our named executive officers did not exercise any of their outstanding options.

Pension Benefits

None of our named executives participate in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executives participate in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Severance Contracts and Change of Control Agreements

In November , 2006, the Company entered into agreements with its President and CEO Robert V. Dickinson and with its Vice Presidents Kyle Baker, David Casey, Juergen Lutz, and Manuel Mere to provide them in certain circumstances with severance pay and, in the event of a change of control, acceleration of the vesting of their stock options. In the case of Messrs. Dickinson and Baker, these agreements replaced current agreements while in the case of Messrs. Casey, Lutz, and Mere, these agreements were their initial agreements with the Company on the subject. The Company and Kevin Berry had entered into an offer letter in July, 2006, covering this subject matter and therefore did not enter into a new agreement.

Under these agreements and offer letter, the executive officers will receive as severance pay six months base salary, generally to be paid monthly, and COBRA benefits if they are terminated without cause or if they resign for good reason except that Mr. Berry would receive nine months and Mr. Dickinson would receive twelve months, unless there has been a change of control in which case Mr. Dickinson would receive twenty-four months. In order to continue to receive the severance pay under the agreements, the officer must grant the Company a release, not compete with the Company and not solicit its employees while receiving severance, and assist in transitioning his duties.

Options are accelerated so that the officer receives an additional year of vesting (two years in the case of Mr. Dickinson) after a change of control in which their options are assumed in the event of a termination without cause or a resignation for good reason within the following twelve months. Option acceleration under the agreements also applies in certain instances in which the officer’s employment so ceases in advance, but within contemplation, of a change of control. In the case of option acceleration for Mr. Berry, he also has one year from employment termination to exercise his option.

Fiscal End 2007 Severance Benefits

The table below shows the value of these benefits were the named executive officers to have been terminated without cause or to have resigned with good reason on March 31, 2007, including if there had been a change of control or if there had not been a change in control on such date.

Name and Principal Position	Severance Pay, if no Change in Control ($)	COBRA benefits if no change in control (1)($)	Total Benefit, if no change in control ($)	Severance Pay, if Change in Control ($)	COBRA benefits if change in control (1)($)	Value of Option Acceleration if Change of Control (2)($)	Total Benefit if change in control ($)
Robert V. Dickinson President and Chief Executive Officer	363,800	16,474	380,274	727,600	32,947	19,375	779,922

Kevin Berry, Chief Financial Officer	172,500	12,355	184,855	172,500	12,355	44,188	229,043

Juergen Lutz VP Engineering	115,945	8,237	124,182	115,945	8,237	3,875	128,057

Kyle Baker VP Marketing	115,000	10,740	125,740	115,000	10,740	3,875	129,615

Manuel Mere VP Operations and Information Systems	105,404	4,111	109,515	105,404	4,111	3,875	113,390

(1)	Calculated using the same assumptions used for financial reporting under generally accepted accounting principles.
(2)	Assumes that the price per share of the Company’s stock is the closing price of March 31, 2007, of $4.68 per share and that the accelerated options were exercised on that date.

Compensation Discussion and Analysis

Compensation Philosophy.    In structuring the Company’s compensation programs for named executive officers, the Compensation Committee’s goals and objectives are to align the compensation of the named executive officers with the Company’s business objectives and performance and to attract, retain and reward executive officers who contribute to the long-term success of the Company and help increase stockholder value. Consistent with these goals, the Company’s compensation programs include a mix of salary; bonus and sales commission; and stock options. Base salary is intended to provide assured cash compensation. Bonus and sales commission are intended to provide cash compensation linked to Company short-term performance. Stock options are used primarily to link executive incentives and the creation of stockholder value. The Company utilizes a similar compensation program for its other key exempt employees. For fiscal 2007 and 2008, both the Compensation Committee and the CEO referred to surveys of comparably sized semiconductor companies such as Radford Associates as well as a survey prepared by Wade Meyercord, the Chairman of the Board, who is also a consultant on compensation of boards of directors and executive officers, to help benchmark salary and bonus compensation. The primary survey used for the named executive officers was the Radford Executive Survey of public semiconductor companies with revenue under $200 million.

Base Salary.    The Committee annually reviews and recommends to the independent directors the CEO’s base salary, taking into account individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee annually discusses with the CEO his similar analysis of the base salary of the other executive officers in deciding whether to approve the CEO’s recommendation of the salaries of the other executive officers. Consistent with the Company’s current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies. For fiscal 2008, base salaries of the named executive officers increased approximately 3.5% except for an increase of approximately 7% in the base salary for one officer to make his base salary more comparable to the base salary of other named executive officers with similar levels of responsibility. The determination of annual salary is effective at the start of each fiscal year but sometimes is not made until during the first fiscal quarter.

Bonus.    The Company’s bonus plan provides for annual bonuses to be awarded to the CEO, other named executive officers, and most exempt employees other the sales people (who participate instead in a commission plan) based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the individual employee. Bonuses for a fiscal year are paid during the first fiscal quarter of the following year once the determination of their amounts can be made based upon Company performance; there is no provision for recalculating them should there be a restatement of the Company’s financial statements. While the percentages vary from year to year, for the CEO in fiscal 2007 and 2008, the target bonus is 60% of base salary while for those participating vice presidents, the target bonus is 40% of base salary except that our vice president of sales is participating for the first time in fiscal 2008 and has a target bonus of 30% of base salary in addition to his sales commission plan. The bonus plan is designed such that bonuses when combined with salaries create total cash compensation which is comparable to the average cash compensation of the surveyed companies against which the Company competes in hiring and retaining executive officers and other key employees.

Bonus awards depend on the extent to which Company performance objectives are achieved. The Company’s performance objectives vary from year to year and include operating, strategic and financial goals considered critical to the Company’s short and long term goals. For fiscal 2007, the bonus was a function of 50% weight for revenue growth versus fiscal 2006 and of 50% weight for gross margin percentage. For fiscal 2008, the bonus is to be a function of 35% weight for revenue growth versus fiscal 2007 for base products (excluding certain legacy and mature products); 35% weight for gross margin for base products (excluding certain legacy and mature products); and 30% weight for revenue of certain new non-base products. The potential bonus in both years ranges from 0% to 200% of target depending upon Company performance relative to these two or three factors, respectively, provided that the total bonus payout to all executive officers and employees may not exceed 20% of profit before tax excluding bonus expense, SFAS 123R expenses, and expenses associated the Company’s acquisition of Arques Technology. Because these bonuses are tied to performance, reflecting significant growth and improvement over the prior year, the Committee believes that achievement of the bonus at a 100% payout level while possible is relatively unlikely. During fiscal 2006 and 2007, payout under the bonus plans was at approximately the 63% and 28% level, respectively, for example except for Kevin Berry whose offer letter guaranteed him a fiscal 2007 payout of at least 50%. The bonus plan for each fiscal year is typically put in place during the first fiscal quarter.

The bonus plan is formulaic and while the Board retains discretion to alter the formulae and payout, the Board would not do so absent exigent circumstances so discretionary alterations have not been made for the last several years. Thus, for the Company’s executive officers and key employees, a substantial portion of their cash compensation is linked to achievement of Company performance objectives.

The Company also has a sales commission plan with quarterly payments for the vice president of sales, targeted at 32% of base salary in fiscal 2008 versus 62% of base salary in fiscal 2007 when he did not participate in the bonus plan. The commission for fiscal 2008 would be linear from 0% at zero revenue through 100% at annual operating plan revenue, with no cap but with the provision that no commission would be paid unless year-to-date fiscal 2008 revenue exceeds pro-rated fiscal 2007 year-to-date revenue. The commission for fiscal 2007 was linear from 0% at zero revenue through 100% at approximately 110% of annual operating plan revenue with no cap, and resulted in a payout of 71% of target.

Options.    The purpose of the Company’s stock option plan is to attract and retain talented executive and other participating employees and to align their personal financial interests with those of the Company’s stockholders. By historically granting options with an exercise price equal to market price of Company stock at the date of grant, the Company ensures that executive officers will not obtain value unless there is appreciation in the Company’s stock. By generally granting options with a term of ten years and which vest over a four-year period, the options are a retention tool. This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term. During fiscal 2004, options were granted to the named executive officers with a two-year vesting schedule in order to make them more attractive and a better short-term retention incentive given the Company’s then more difficult circumstances. As a result, a somewhat increased number of options were granted to the named executive officers in fiscal 2005, 2006, and 2007 so that they would have additional unvested options as more of the fiscal 2004 options had vested than would have been the case had they vested over four years. The Committee also agreed during March, 2006, to accelerate the exercisability of David Casey’s 125,000 share option whose $9.19 exercise price was substantially above the then market price in order to reduce SFAS123R expenses, placing resale restrictions on any shares that are acquired upon exercise of the option which lapse in a parallel manner to the option’s original vesting schedule.

Stock options are a major component of the compensation package of executive management. Executive officers are generally granted options at the first Compensation Committee meeting following commencement of employment, with annual supplemental options typically considered on or close to the date of the annual stockholders meeting. In addition, while the Committee retains the discretion to grant executive officers additional options at other times based upon superlative performance, the Committee has not done for the past several years. In recommending individual stock options, the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted. The Committee does not consider SFAS 123(R) expense in determining option grants nor does the Committee consider salary or bonus or gains made from prior option exercises. In determining the size of the option pool for supplemental option grants in any given year, the Committee considers overall stockholder dilution and Company performance. Executives generally are able to exercise their vested options at any time but may only sell the resulting stock during non-black-out periods or under a 10b5-1 plan. The Company has determined not to have any stock ownership requirement for its executive officers and directors.

Other.    Other elements of executive officer compensation consist of participation in the employee stock purchase plan and Company match under its 401(k) plan, both of which are available to employees on the same basis, and Company-paid premiums on life insurance and long-term disability policies. During fiscal 2007, the Company also paid Juergen Lutz, Company Vice President of Engineering, $27,858 to reimburse his relocation expenses from Austin, Texas which was grossed up by $24,840 to cover his income taxes on such reimbursement payments. Beginning in fiscal 2008, so that he is better able to purchase a home in Silicon Valley, the Company has agreed to pay Mr. Lutz a bonus to the extent of any mortgage payment he makes on a Silicon Valley house he purchases during 2007, up to $3,500 per month. Also during fiscal 2007, the Company paid Kevin Berry $75,840, who as a consultant served as interim CFO from April 1, 2006, through July 9, 2006. In addition, the executive officers participate in Company-wide employee benefit plans such as the flexible-spending and health insurance plans.

Tax Considerations.    Cash payments, including salary, bonuses, and commissions, are taxed at ordinary income rates when actually or constructively received. The Company currently grants only non-statutory options. Upon grant, there is no tax consequence for the Company or the optionee. Upon any exercise, the employee is taxed at ordinary income rates and the Company receives a compensation expense deduction based on the spread between the then current fair market value of Company stock and the option exercise price. Upon any subsequent sale of the stock, the optionee is taxed at capital gains rates on any appreciation since the date of exercise, which capital gain or loss is short-term or long-term depending on whether the stock has been held for a year or more.

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. We do not expect that the non-exempt compensation to be paid to any of our executive officers for fiscal 2007 or 2008 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Severance and Change of Control Arrangements.    The Company has arrangements with all of its named executive officers to provide them with severance pay if they are terminated without cause or resign for good reason. In addition, if their employment is so terminated following a change of control, they receive accelerated vesting of a portion of their outstanding options. These arrangements are described above under “Executive Compensation—Severance Contracts and Change of Control Agreements”. The Committee believed that it was important to provide its named executive officers with the incentive to remain employed with the Company or its successor following a change in control so that the acquirer could transition appropriately and more readily obtain the full value of the Company’s assets which would benefit Company stockholders. Therefore, the Company did not grant benefits simply in the event of a change in control, although if the CEO and CFO is not the CEO or CFO of the resulting entity following the change in control, that person may resign and obtain these benefits.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee of the Board:

Dr. John L. Sprague, Chairman

Wade F. Meyercord

Dr. Edward C. Ross

VI.    OTHER BUSINESS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the period ended March 31, 2007, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. If exhibit copies are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, California Micro Devices Corporation, 490 North McCarthy Boulevard, #100, Milpitas, California 95035.

By Order of the Board of Directors

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg Secretary Milpitas, California

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2, 3, 4, AND 5 BELOW.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR all nominees (except as indicated to the left)

WITHHOLD AUTHORITY to vote for all nominees listed to the left

1. ELECTION OF DIRECTORS:

Nominees:

01 Robert V. Dickinson 02 Wade F. Meyercord 03 Dr. Edward C. Ross 04 Dr. David W. Sear 05 Dr. John L. Sprague 06 David L. Wittrock

Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2007:

In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

SUCH PROXY AND ATTORNEY-IN-FACT, OR SUBSTITUTE, SHALL BE PRESENT AND SHALL ACT AT THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY EXERCISE ALL OF THE POWERS OF SUCH PROXY AND ATTORNEY-IN-FACT HEREUNDER.

Signature Signature Date

If shares are jointly held, each holder should sign. If signing for estates, trusts, corporations, or partnerships, title and capacity should be stated.

PLEASE MARK, DATE, AND SIGN EXACTLY AS YOUR NAME(S) APPEARS HEREON, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

CALIFORNIA MICRO DEVICES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CALIFORNIA MICRO DEVICES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of stockholders and Proxy Statement, each dated July 17, 2007, and hereby appoints each of Robert V. Dickinson and Stephen M. Wurzburg as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of stockholders of CALIFORNIA MICRO DEVICES CORPORATION, to be held on August 24, 2006, at 2:00 p.m., local time, at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side.

THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2008, AND AS SUCH PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(CONTINUED AND TO BE MARKED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE